UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 25, 2014

MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1-14094
(Commission File Number)

26255 American Drive Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)   On July 25, 2014, the Meadowbrook Insurance Group, Inc. (the “Company”) Board of Directors (the “Board”) voted to appoint Douglas A. Gaudet to the Board and to the Audit and Capital and Investment Committees of the Board, effective immediately.  On July 25, 2014, the Board also elected Robert H. Naftaly as Chairman of the Board and elected Robert F. Fix as Vice Chairman of the Board

There is no arrangement or understanding between Mr. Gaudet and any other persons pursuant to which Mr. Gaudet was selected as a director.  There are no transactions involving Mr. Gaudet requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Gaudet will receive the standard compensation to be received by the Company’s current non-employee directors, as discussed in the Company’s Proxy Statement dated April 14, 2014, on a pro rated basis commencing with the effective date of Mr. Gaudet’s appointment.

A copy of the press release announcing the appointment of Mr. Gaudet to the Board and the election of Robert H. Naftaly as Chairman of the Board and Robert F. Fix to Vice Chairman of the Board is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

a.	None.

b.	None.

c.	None.

d.	The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

99.1	Press Release issued July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2014	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)

	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Press Release issued July 30, 2014